UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

(646) 443-2380

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Corporate Resource Services, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to:(i) amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission(“SEC”) on February 6, 2015 ( the “Original Report”) to update the Item 4.02 disclosure contained in the Original Report to file the letter of Crowe Horwath LLP (“Crowe Horwath”) addressed to the SEC furnished to the Company in response to the Original Report; (ii) report of Crowe Horwath’s resignation effective February 9, 2015; and (iii) report that the Company is unlikely to file its Annual Report on Form 10-K in a timely manner.

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 9, 2015, Crowe Horwath resigned as the Company’s Certifying Accountant, effective immediately.

The Company provided Crowe Horwath with a copy of the disclosure set forth in this Item 4.01 and has requested that Crowe Horwath furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by SEC rules.

Item 8.01 Other Events

As a result of the foregoing, the Company believes that it is unlikely that it will be able to file its Annual Report on Form 10-K for the year ended January 2, 2015 in a timely manner.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

16.1 Letter of Crowe Horwath LLP dated February 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2015	Corporate Resource Services, Inc.

	By	/s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer